Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, Navid Mahmoodzadegan, Chief Executive Officer of Moelis & Company (the “Company”), certifies with respect to the Annual Report of the Company on Form 10‑K for the annual period ended December 31, 2025 (the “Report”) that, to the best of his knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 26, 2026	/s/ NAVID MAHMOODZADEGAN
Navid Mahmoodzadegan
Chief Executive Officer